EXHIBIT 2.4

Document processing fee
If document is filed on paper                                                               $150.00
If document is filed electronically                                                        Currently Not Available
Fees & forms/cover sheets
are subject to change.
To file electronically, access instructions
   for this form/cover sheet and other
   information or print copies of filed
   documents, visit www.sos.state.co.us
   and select Business Center.

ABOVE SPACE FOR OFFICE USE ONLY
Paper documents must be typewritten or machine printed.

Statement of Share and Equity Capital Exchange
filed pursuant to §7-90-301, et seq. and §7-56-605 or §7-111-105 Colorado Revised Statutes (C.R.S.)

1. Entity name or true name of each entity the shares of which will be acquired:	Nuvo Solar Energy, Inc. (Enter name exactly as it appears in the records of the secretary of state if applicable)

ID Number:	20061159411

Principal office street address:	7315 East Peakview Avenue (Street name and number)

Englewood, COI 80111 (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

Principal mailing address: (if different from above)	_____________________________ (Street name and number)

_____________________ (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

Entity name or true name of each entity:	__________________________________ (Enter name exactly as it appears in the records of the secretary of state if applicable)

ID Number:	_____________________

Principal office street address:	________________________ (Street name and number)

______________________________________ (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

Principal mailing address: (if different from above)	_____________________________ (Street name and number)

_____________________ (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

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Entity name or true name of each entity:	__________________________________ (Enter name exactly as it appears in the records of the secretary of state if applicable)

ID Number:	_____________________

Principal office street address:	________________________ (Street name and number)

______________________________________ (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

Principal mailing address: (if different from above)	_____________________________ (Street name and number)

_____________________ (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

(If there are more than three such entities, mark this box / / and include an attachment stating the entity name, ID number, and the principal ofice address of each additional entity.)

1. Entity name of acquiring entity:	China Nuvo Solar Energy, Inc. (Enter name exactly as it appears in the records of the secretary of state if applicable)

ID Number:	C5577-1996

Principal office street address:	319 Clematis Street (Street name and number)

West Palm Beach, FL 33401 (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

Principal mailing address: (if different from above)	_____________________________ (Street name and number)

_____________________ (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

3. If this share exchange is pursuant to §7-111-105, C.R.S., the following statement applies: The acquiring corporation acquires shares of the other corporations.

4.  Additional information may be included. If applicable, mark this box stating the additional information.

5.  (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the

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person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

6. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

6. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Olson Thomas B (Last) (First) (Middle) (Suffix)

7315 East Peakview Avenue (Street name and number)

Englewood, CO 80111 (City) (State) (Postal/Zip Code)
____________________ _________________
(Province – if applicable (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this boxand include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

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